Exhibit 23.1

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-190614) of Intrexon Corporation of our report dated March 31, 2014, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

March 31, 2014